Exhibit 99.1

WEX Inc. Completes Debt Repricing and Maturity Extension

SOUTH PORTLAND, Maine--(BUSINESS WIRE)--August 24, 2018--WEX Inc. (NYSE:WEX), a leading provider of corporate payment solutions (the “Company”), today announced a successful repricing of the Company’s revolving credit loans under its existing credit facility. The lenders have agreed to an amendment that reduces the applicable interest rate margin at current levels for both LIBOR borrowings and base rate borrowing by 25 basis points for revolving credit loans. In addition, the amendment (i) increases commitments under the Company’s revolving credit loans from $570,000,000 to $720,000,000, (iii) provides an additional tranche A-3 term loan in the amount of $25,000,000 so that outstanding tranche A-3 term loans increased from $409,500,000 to $434,500,000, and (iv) makes certain other changes to the existing Credit Agreement, including without limitation, (a) extending the maturity date for tranche A-3 term loans and revolving credit loans (as described below), (b) modifying the leverage ratios for determining the applicable interest rate on the tranche A-3 term loans and the revolving credit loans, and (c) modifying certain financial covenants (as described below).

The new maturity date for revolving credit loans and tranche A-3 term loans is July 1, 2023, subject to an earlier maturity date as described in the amendment if the Company does not repay, redeem, discharge or defease its tranche B-2 term loans and senior secured notes on or prior to 90 days before their respective maturity dates. The amendment extends by 1 year (from December 31, 2018 to December 31, 2019) the date on which the consolidated leverage ratio test reduces from 5.00:1.00 to 4.50:1:00, extends by 2 years (from December 31, 2019 to December 31, 2021) the date on which the consolidated leverage ratio test reduces to 4.00:1.00, and adds an interim consolidated leverage ratio test of 4.25:1.00 for a one year period from December 31, 2020 through September 30, 2021. Additionally, the amendment modifies the definition of specified acquisition to allow the Company to designate, one time, an acquisition involving the payment of consideration in excess of $300,000,000 and thereby permanently step up the leverage ratio by 0.5x.

Following the repricing, the applicable interest rate margin for the revolving credit loans and tranche A-3 term loans will be set at 2.00% for LIBOR borrowings and 1.00% for base rate borrowings.

In connection with the execution of the amendment, the Company paid certain customary fees and expenses of Bank of America, N.A. in its capacity as administrative agent, joint lead arranger and joint bookrunner. MUFG Union Bank, N.A., SunTrust Robinson Humphrey, Inc., and Citizens Bank, N.A., also acted as joint lead arrangers and joint bookrunners, and Bank of Montreal acted as documentation agent.

About WEX Inc.

Powered by the belief that complex payment systems can be made simple, WEX Inc. (NYSE:WEX) is a leading provider of payment processing and business solutions across a wide spectrum of sectors, including fleet, travel and healthcare. WEX operates in more than 10 countries and in more than 20 currencies through more than 3,500 associates around the world. WEX fleet cards offer 11.5 million vehicles exceptional payment security and control; purchase volume in its travel and corporate solutions grew to $30.3 billion in 2017; and the WEX Health financial technology platform helps 300,000 employers and more than 25 million consumers better manage healthcare expenses. For more information, visit www.wexinc.com.

Safe Harbor Statement

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. There can be no assurance that the benefits of the long term loan repricing or maturity extension will be successful in maximizing the Company’s capital structure. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in such forward-looking statements. Such risks and uncertainties include or relate to, among other things: the effects of general economic conditions on fueling patterns as well as payment and transaction processing activity; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of fluctuations in fuel prices; the effects of the Company’s business expansion and acquisition efforts; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the ability to successfully integrate the Company's acquisitions; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from an acquisition; the Company's failure to successfully operate and expand ExxonMobil's European and Asian commercial fuel card programs; the failure of corporate investments to result in anticipated strategic value; the impact and size of credit losses; the impact of changes to the Company's credit standards; breaches of the Company’s technology systems or those of third-party service providers and any resulting negative impact on the Company’s reputation, liabilities or relationships with customers or merchants; the Company’s failure to maintain or renew key agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; failure to successfully implement the Company’s information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements and any resulting cost associated with that failure; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; the impact of the Company’s outstanding notes on its operations; the impact of increased leverage on the Company's operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the incurrence of impairment charges if the Company’s assessment of the fair value of certain reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of the Company’s Annual Report for the year ended December 31, 2017, filed on Form 10-K with the Securities and Exchange Commission on March 1, 2018.

The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

CONTACT:
News media:
WEX Inc.
Jessica Roy, 207-523-6763
Jessica.Roy@wexinc.com
or
Investors:
WEX Inc.
Steve Elder, 207-523-7769
Steve.Elder@wexinc.com